UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 31, 2007
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109

(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT
On December 31, 2007, Project CC, LLC, a wholly owned subsidiary of MGM MIRAGE, and Infinity World Development Corp., an affiliate of Dubai World, entered into Amendment No. 2 to the Limited Liability Company Agreement of CityCenter Holdings, LLC (“Amendment No. 2”). Project CC, LLC and Infinity World Development Corp. entered into Amendment No. 2 to specify that Infinity World Development Corp. may elect, in its sole discretion, to initiate the resolution procedure set forth in Section 9.3(d) of the Limited Liability Company Agreement of CityCenter Holdings, LLC by providing a written notice of such election to MGM MIRAGE. The Limited Liability Company Agreement of CityCenter Holdings, LLC, dated August 21, 2007, was filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K dated August 21, 2007, which Current Report is incorporated herein by reference. Amendment No. 1 to the Limited Liability Company Agreement of CityCenter Holdings, LLC, dated November 15, 2007, was filed as an exhibit MGM MIRAGE’s Current Report on Form 8-K dated November 21, 2007, which Current Report is also incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
10.1	Amendment No. 2 to the Limited Liability Company Agreement of CityCenter Holdings, LLC, dated December 31, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: December 31, 2007	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Senior Vice President - Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10.1	Amendment No. 2 to the Limited Liability Company Agreement of CityCenter Holdings, LLC, dated December 31, 2007.